SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 19, 2005

United Community Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02 Results of Operation and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 PRESS RELEASE DATED APRIL 19, 2005

Item 2.02 Results of Operation and Financial Condition

On April 19, 2005, United Community Banks, Inc. (the “Registrant”) issued a news release announcing its financial results for the first quarter ended March 31, 2005 (the “News Release”). The News Release, including financial schedules, is attached as Exhibit 99.1 to this report. In connection with issuing the News Release, on April 19, 2005 at 11:00 a.m. EST, the Registrant intends to hold a conference call/webcast to discuss the News Release.

The News Release contains a description of the Registrant’s earnings excluding merger-related expenses (referred to as “Operating Earnings”, “Net Operating Income”, “Diluted Operating Earnings Per Share”) related to the June 1, 2004 acquisition of Fairbanco Holding Company, Inc., headquartered in Fairburn, Georgia; the November 1, 2004 acquisition of Eagle National Bank, headquartered in Stockbridge, Georgia; and the December 1, 2004 acquisition of Liberty National Bancshares, Inc., headquartered in Conyers, Georgia. Management believes that a presentation of the Registrant’s earnings excluding merger-related expenses as a financial measure provides useful information to investors because it provides information about the Registrant’s financial performance from its ongoing business operations. The merger-related expenses are principally related to equipment lease termination, legal and other professional fees and systems conversion costs.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements: None

(b)	Pro forma financial information: None

(c)	Exhibits:

99.1 Press Release, dated April 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette

Rex S. Schuette
Executive Vice President and
April 19, 2005	Chief Financial Officer